Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132998 of CommunitySouth Financial Corporation (formerly known as CommunitySouth Bancshares, Inc.) on Form S-8, pertaining to the CommunitySouth Bancshares, Inc. 2005 Stock Incentive Plan, of our report, dated March 27, 2008, that is incorporated by reference in the Annual Report on Form 10-KSB of CommunitySouth Financial Corporation for the year ended December 31, 2007.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
March 27, 2008